                        EXHIBIT 99.1

Yext, Inc. Announces Fourth Quarter and Full Year Fiscal 2021 Results

–Fourth Quarter Revenue Increased 13% Year-over-Year to $92.2 Million
–Full Year Fiscal 2021 Revenue Increased 19% Year-over-Year to $354.7 Million
–Unearned Revenue Increased 8% Year-over-Year to $192 Million
–Cash and Cash Equivalents of $230 Million as of January 31, 2021
–Issues Guidance for First Quarter and Full Year Fiscal 2022

NEW YORK, March 3, 2021 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), today announced its results for the three months ended January 31, 2021, or the Company's fourth quarter of fiscal 2021, and the fiscal year ended January 31, 2021.
“I’m incredibly proud of what we accomplished in an unprecedentedly challenging year. Despite major headwinds caused by lockdowns, our full year fiscal 2021 revenue increased 19% year-over-year, and we drove significant efficiencies in our business. We also overhauled our sales motion to lead with our category-disrupting Answers site search product and successfully generated demand and closed deals while working entirely remotely," said Howard Lerman, Founder and CEO of Yext. "We're on a mission to disrupt keyword-based search, and in fiscal year 2022 we’ll continue to expand our search platform to bring better, faster, and cheaper solutions to meet the different needs in the market.”
Fourth Quarter Fiscal 2021 Highlights:
•Revenue of $92.2 million, a 13% increase, compared to $81.4 million reported in the fourth quarter fiscal 2020.
•Gross Profit of $70.6 million, a 17% increase, compared to $60.5 million reported in the fourth quarter fiscal 2020. Gross margin of 76.6%, compared to 74.3% reported in fourth quarter fiscal 2020.
•Net Loss and Non-GAAP Net Income/Loss:
•Net loss of $18.3 million, compared to the net loss of $30.6 million in the fourth quarter fiscal 2020.
•Non-GAAP net income of $0.1 million, compared to the non-GAAP net loss of $13.7 million in the fourth quarter fiscal 2020.
•Net Loss Per Share and Non-GAAP Net Income/Loss Per Share:
•Net loss per share of $0.15 in the fourth quarter fiscal 2021, compared to net loss per share of $0.27 in the fourth quarter fiscal 2020.
•Non-GAAP net income per share was break-even in the fourth quarter fiscal 2021, compared to non-GAAP net loss per share of $0.12 in the fourth quarter fiscal 2020, each on a basic and diluted basis.
•Weighted-Average Shares Outstanding:
•Net loss per share and non-GAAP net income per share were based on 123.0 million weighted-average basic shares outstanding for the fourth quarter fiscal 2021.
•Net loss per share and non-GAAP net income per share were based on 123.0 million and 129.4 million weighted-average diluted shares outstanding, respectively, for the fourth quarter fiscal 2021.
•Net loss per share and non-GAAP net loss per share were based on 115.2 million weighted-average basic and diluted shares outstanding for the fourth quarter fiscal 2020.
•Balance Sheet: Cash and cash equivalents of $230 million as of January 31, 2021. Unearned revenue of $192 million as of January 31, 2021, compared to $177 million as of January 31, 2020.
•Remaining Performance Obligations ("RPO"): RPO of $352 million as of January 31, 2021. RPO expected to be recognized over the next 24 months of $333 million with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.

•Cash Flow: Net cash provided by operating activities was $24.9 million for the three months ended January 31, 2021 compared to net cash provided by operating activities of $11.7 million for the same period of fiscal 2020.
Full Year Fiscal 2021 Highlights:
•Revenue of $354.7 million, a 19% increase, compared to $298.8 million reported in the fiscal year ended January 31, 2020.
•Gross Profit of $268.3 million, a 21% increase, compared to $221.8 million reported in the fiscal year ended January 31, 2020. Gross margin of 75.6%, compared to 74.2% reported in the fiscal year ended January 31, 2020.
•Net Loss and Non-GAAP Net Loss:
•Net loss of $94.7 million, compared to the net loss of $121.5 million in the fiscal year ended January 31, 2020.
•Non-GAAP net loss of $22.4 million, compared to the non-GAAP net loss of $53.8 million in the fiscal year ended January 31, 2020.
•Net Loss Per Share and Non-GAAP Net Loss Per Share:
•Net loss per share of $0.79 in the fiscal year ended January 31, 2021, compared to net loss per share of $1.09 in the fiscal year ended January 31, 2020.
•Non-GAAP net loss per share of $0.19 in the fiscal year ended January 31, 2021, compared to non-GAAP net loss per share of $0.48 in the fiscal year ended January 31, 2020.
•Net loss per share and non-GAAP net loss per share were based on 119.7 million and 111.8 million weighted-average basic and diluted shares outstanding for the fiscal years ended January 31, 2021 and 2020, respectively.
•Cash Flow: Cash provided by operating activities of $1.2 million for the fiscal year ended January 31, 2021, compared to cash used in operating activities of $30.8 million for the fiscal year ended January 31, 2020.
Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Recent Business Highlights:
•Announced advanced extractive question answering as part of our ”Orion” search algorithm update, which is scheduled to be available on March 17, 2021.
•Announced the promotion of David Rudnitsky to President and Chief Revenue Officer.
•Received a top score of 100 on the Human Rights Campaign’s 2021 Corporate Equality Index.
•Announced the availability of Yext Answers to select partners in our Channel Partner Program.
•Named to best work place lists by Fortune and Built In.
•Announced being designated as a leader for top Search Software products on the G2 Grid.
•Customer count, which excludes our small business and third-party reseller customers, increased 21% year-over-year to over 2,400 as of January 31, 2021.
•Structured facts in the Yext Knowledge Graph was over 475 million as of January 31, 2021, a 71% year-over-year increase, the majority of which was attributable to a large U.S. cable company customer that added a large amount of information during the period.
•Annual recurring revenue, or ARR, increased 8% year-over-year to $354 million as of January 31, 2021, compared to $326 million as of January 31, 2020.

Financial Outlook:
Yext is also providing the following guidance for its first fiscal quarter ending April 30, 2021 and the fiscal year ending January 31, 2022.
•First Quarter Fiscal 2022 Outlook:
•Revenue is projected to be in the range of $87 million to $89 million.
•Non-GAAP net loss per share is projected to be $0.07 to $0.05 which assumes 125.4 million weighted-average basic shares outstanding.
•Full Year Fiscal 2022 Outlook:
•Revenue is projected to be in the range of $375 million to $380 million.
•Non-GAAP net loss per share is projected to be $0.22 to $0.17 which assumes 128.4 million weighted-average basic shares outstanding.
Conference Call Information
Yext will host a conference call today at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 6813907.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 10152242, until midnight (ET) March 10, 2021.
About Yext
The ultimate source for official answers about a business online should be the business itself. However, when consumers ask questions on company websites, too often they are left in the dark with wrong answers. Yext (NYSE: YEXT) solves this problem by organizing a business's facts so it can provide official answers to consumer questions — wherever people search. Starting with the company website, then extending across search engines and voice assistants, businesses around the world, like T-Mobile, Jaguar Land Rover, BBVA USA, and Kiehl's — as well as organizations like the U.S. State Department and World Health Organization — trust Yext to radically improve the search experience on their websites and across the entire search ecosystem.
Yext's mission is to help businesses and organizations around the world deliver official answers everywhere people search. Yext has been named a Best Place to Work by Fortune and Great Place to Work®, as well as a Best Workplace for Women. Yext is headquartered in New York City with offices in Amsterdam, Berlin, Chicago, Dallas, Geneva, London, Miami, Milan, Paris, San Francisco, Shanghai, Tokyo, and the Washington, D.C. area.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our first quarter and full year fiscal 2022 in the paragraphs under "Financial Outlook" above, statements regarding the impact of the COVID-19 pandemic on our business and results of operations and other statements regarding our expectations regarding the growth of our company, our market opportunity, sales efficiency efforts and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the impact of the COVID-19 pandemic on U.S. and global markets, our business, operations, financial results, cash flow, demand for our products, sales cycles, and customer acquisition and retention; our ability to renew and expand subscriptions with existing customers especially enterprise customers and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to maintain and scale our sales force; our ability to expand our service and application provider network; our ability to develop new product and platform offerings to expand our market opportunity, including with Yext Answers; our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; changes to our real estate strategy, in particular the timing and size of our capital expenditures related to new facilities; weakened or changing global economic conditions; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin, and non-GAAP net income (loss) as a percentage of revenue are calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin and non-GAAP net loss as a percentage of revenue, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.
Operating Metrics
This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Customer count is defined as the total number of customers with contracts executed as of the last day of the reporting period and a unique administrative account identifier on the Yext platform. We believe that customer count provides insight into our ability to grow our enterprise and mid-market customer base. As such, customer count excludes third-party reseller customers and small businesses customers as well as customers only receiving free trials.
Structured facts represent all of the discrete data elements provided by our customers and stored in the Yext Knowledge Graph. For example, a customer's opening hours from Monday through Friday are reflected as five structured facts. We believe the number of structured facts provides insight into our customers’ level of engagement of our platform.
Annual recurring revenue, or ARR, is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature. ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR provides insight into the performance of our recurring revenue business model while mitigating for fluctuations in billing and contract terms.

For Further Information Contact:
Investor Relations:
Yuka Broderick
IR@yext.com

Public Relations:
Amanda Kontor
PR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	January 31, 2021	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$230,411	$256,076
Accounts receivable, net of allowances of $2,528 and $995, respectively	97,455	80,583
Prepaid expenses and other current assets	17,993	12,730
Costs to obtain revenue contracts, current	30,325	28,423
Total current assets	376,184	377,812
Restricted cash	—	12,100
Property and equipment, net	80,344	26,200
Operating lease right-of-use assets	104,844	111,973
Costs to obtain revenue contracts, non-current	22,692	26,051
Goodwill	4,842	4,534
Intangible assets, net	767	1,343
Other long term assets	6,316	3,607
Total assets	$595,989	$563,620
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$54,186	$59,482
Unearned revenue, current	191,810	176,806
Operating lease liabilities, current	14,165	8,640
Total current liabilities	260,161	244,928
Operating lease liabilities, non-current	123,584	115,187
Other long term liabilities	5,009	2,293
Total liabilities	388,754	362,408
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at January 31, 2021 and 2020; zero shares issued and outstanding at January 31, 2021 and 2020	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at January 31, 2021 and 2020; 130,494,513 and 122,335,709 shares issued at January 31, 2021 and 2020, respectively; 123,989,179 and 115,830,375 shares outstanding at January 31, 2021 and 2020, respectively	130	122
Additional paid-in capital	733,933	636,008
Accumulated other comprehensive income (loss)	2,422	(360)
Accumulated deficit	(517,345)	(422,653)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	207,235	201,212
Total liabilities and stockholders’ equity	$595,989	$563,620

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2021	2020	2021	2020
Revenue	$92,194	$81,378	$354,661	$298,829
Cost of revenue	21,597	20,922	86,404	77,030
Gross profit	70,597	60,456	268,257	221,799
Operating expenses:
Sales and marketing	57,202	57,338	228,417	218,076
Research and development	14,505	13,842	58,146	49,445
General and administrative	18,033	19,839	76,026	77,231
Total operating expenses	89,740	91,019	362,589	344,752
Loss from operations	(19,143)	(30,563)	(94,332)	(122,953)
Interest income	8	687	532	4,099
Interest expense	(139)	(95)	(614)	(308)
Other income (expense), net	364	(194)	(181)	(1,285)
Loss from operations before income taxes	(18,910)	(30,165)	(94,595)	(120,447)
(Provision for) benefit from income taxes	599	(412)	(97)	(1,097)
Net loss	$(18,311)	$(30,577)	$(94,692)	$(121,544)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.27)	$(0.79)	$(1.09)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	122,954,330	115,166,912	119,690,378	111,758,946

Other comprehensive income (loss):
Foreign currency translation adjustment	$2,362	$197	$2,782	$1,197
Unrealized loss on marketable securities, net	—	(169)	—	(129)
Total comprehensive loss	$(15,949)	$(30,549)	$(91,910)	$(120,476)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Fiscal year ended January 31,
	2021	2020
Operating activities:
Net loss	$(94,692)	$(121,544)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	10,612	8,069
Bad debt expense	2,547	1,246
Stock-based compensation expense	72,294	67,770
Amortization of operating lease right-of-use assets	12,203	11,124
Other, net	(489)	120
Changes in operating assets and liabilities:
Accounts receivable	(17,990)	(26,981)
Prepaid expenses and other current assets	(5,463)	268
Costs to obtain revenue contracts	2,429	(18,344)
Other long term assets	(1,630)	(2,629)
Accounts payable, accrued expenses and other current liabilities	(1,976)	8,267
Unearned revenue	12,702	42,345
Operating lease liabilities	8,937	(1,044)
Other long term liabilities	1,720	565
Net cash provided by (used in) operating activities	1,204	(30,768)
Investing activities:
Maturities of marketable securities	—	51,197
Capital expenditures	(65,111)	(11,889)
Net cash (used in) provided by investing activities	(65,111)	39,308
Financing activities:
Proceeds from common stock offering, net of underwriting discounts and commissions	—	147,000
Payments of common stock deferred offering costs	—	(530)
Proceeds from exercise of stock options	16,464	14,893
Payments of deferred financing costs	(869)	(260)
Proceeds, net from employee stock purchase plan withholdings	6,953	7,270
Net cash provided by financing activities	22,548	168,373
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,594	(492)
Net (decrease) increase in cash, cash equivalents and restricted cash	(37,765)	176,421
Cash, cash equivalents and restricted cash at beginning of period	268,176	91,755
Cash, cash equivalents and restricted cash at end of period	$230,411	$268,176
Supplemental reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheets:

(in thousands)	January 31, 2021	January 31, 2020
Cash and cash equivalents	$230,411	$256,076
Restricted cash	—	12,100
Total cash, cash equivalents and restricted cash	$230,411	$268,176

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended January 31, 2021
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$21,597	$(1,671)	$19,926
Sales and marketing	$57,202	$(7,430)	$49,772
Research and development	$14,505	$(4,967)	$9,538
General and administrative	$18,033	$(4,337)	$13,696

	Three months ended January 31, 2021
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense(1)	Non-GAAP
Cost of revenue	23%	(1)%	22%
Sales and marketing	62%	(8)%	54%
Research and development	16%	(6)%	10%
General and administrative	20%	(5)%	15%

	Three months ended January 31, 2020
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$20,922	$(1,133)	$19,789
Sales and marketing	$57,338	$(7,748)	$49,590
Research and development	$13,842	$(3,952)	$9,890
General and administrative	$19,839	$(4,020)	$15,819

	Three months ended January 31, 2020
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense(1)	Non-GAAP
Cost of revenue	26%	(2)%	24%
Sales and marketing	70%	(9)%	61%
Research and development	17%	(5)%	12%
General and administrative	24%	(5)%	19%

(1) - Includes adjustments for rounding, as needed.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Fiscal year ended January 31, 2021
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$86,404	$(5,724)	$80,680
Sales and marketing	$228,417	$(32,581)	$195,836
Research and development	$58,146	$(17,071)	$41,075
General and administrative	$76,026	$(16,918)	$59,108

	Fiscal year ended January 31, 2021
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense(1)	Non-GAAP
Cost of revenue	24%	(1)%	23%
Sales and marketing	64%	(9)%	55%
Research and development	16%	(4)%	12%
General and administrative	21%	(4)%	17%

	Fiscal year ended January 31, 2020
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$77,030	$(4,115)	$72,915
Sales and marketing	$218,076	$(31,421)	$186,655
Research and development	$49,445	$(13,212)	$36,233
General and administrative	$77,231	$(19,022)	$58,209

	Fiscal year ended January 31, 2020
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense(1)	Non-GAAP
Cost of revenue	26%	(2)%	24%
Sales and marketing	73%	(11)%	62%
Research and development	17%	(5)%	12%
General and administrative	26%	(7)%	19%

(1) - Includes adjustments for rounding, as needed.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2021	2020	2021	2020
Gross profit
GAAP gross profit	$70,597	$60,456	$268,257	$221,799
Plus: Stock-based compensation expense	1,671	1,133	5,724	4,115
Non-GAAP gross profit	$72,268	$61,589	$273,981	$225,914

Gross margin
GAAP gross margin	76.6%	74.3%	75.6%	74.2%
Plus: Stock-based compensation expense	1.8%	1.4%	1.7%	1.4%
Non-GAAP gross margin	78.4%	75.7%	77.3%	75.6%

Operating expenses
GAAP operating expenses	$89,740	$91,019	$362,589	$344,752
Less: Stock-based compensation expense	(16,734)	(15,720)	(66,570)	(63,655)
Non-GAAP operating expenses	$73,006	$75,299	$296,019	$281,097

Operating expenses as a percentage of revenue
GAAP operating expenses as a percentage of revenue	97%	112%	102%	115%
Less: Stock-based compensation expense	(18)%	(19)%	(19)%	(21)%
Non-GAAP operating expenses as a percentage of revenue	79%	93%	83%	94%

Loss from operations
GAAP loss from operations	$(19,143)	$(30,563)	$(94,332)	$(122,953)
Plus: Stock-based compensation expense	18,405	16,853	72,294	67,770
Non-GAAP loss from operations	$(738)	$(13,710)	$(22,038)	$(55,183)

Operating margin (Loss from operations as a percentage of revenue)
GAAP operating margin	(20.8)%	(37.6)%	(26.6)%	(41.1)%
Plus: Stock-based compensation expense	20.0%	20.8%	20.4%	22.6%
Non-GAAP operating margin	(0.8)%	(16.8)%	(6.2)%	(18.5)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended January 31,
	2021	2020
GAAP net loss	$(18,311)	$(30,577)
Plus: Stock-based compensation expense	18,405	16,853
Non-GAAP net income (loss)	$94	$(13,724)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.27)
Stock-based compensation expense per share	0.15	0.15
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted (1)	$0.00	$(0.12)

Weighted-average number of shares used in computing GAAP net loss per share attributable to common stockholders, basic and diluted	122,954,330	115,166,912
Weighted-average number of shares used in computing non-GAAP net income (loss) per share attributable to common stockholders
Basic	122,954,330	115,166,912
Diluted	129,435,323	115,166,912
(1) - For the three months ended January 31, 2021, non-GAAP net income per share attributable to common stockholders was $0.00 on both a basic and diluted basis, as calculated based on 122,954,330 weighted-average basic shares outstanding and 129,435,323 weighted-average diluted shares outstanding.

	Three months ended January 31,
	2021	2020
GAAP net loss as a percentage of revenue	(19.9)%	(37.6)%
Plus: Stock-based compensation expense	20.0%	20.7%
Non-GAAP net income (loss) as a percentage of revenue	0.1%	(16.9)%

	Fiscal year ended January 31,
	2021	2020
GAAP net loss	$(94,692)	$(121,544)
Plus: Stock-based compensation expense	72,294	67,770
Non-GAAP net loss	$(22,398)	$(53,774)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.79)	$(1.09)
Stock-based compensation expense per share	0.60	0.61
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.48)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	119,690,378	111,758,946

	Fiscal year ended January 31,
	2021	2020
GAAP net loss as a percentage of revenue	(26.7)%	(40.7)%
Plus: Stock-based compensation expense	20.4%	22.7%
Non-GAAP net loss as a percentage of revenue	(6.3)%	(18.0)%